- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY PROXY STATEMENT
[ ] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SEC. 240.14A-11(C) OR SEC. 240.14A-12

                          LIN BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          LIN BROADCASTING CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                           CALCULATION OF FILING FEE

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                                                         PER UNIT PRICE OR
                                                         OTHER UNDERLYING
                                                             VALUE OF
                                                            TRANSACTION
      TITLE OF EACH CLASS OF       AGGREGATE NUMBER OF   COMPUTED PURSUANT    PROPOSED MAXIMUM
       SECURITIES TO WHICH         SECURITIES TO WHICH      TO EXCHANGE        AGGREGATE VALUE
       TRANSACTION APPLIES:       TRANSACTION APPLIES:    ACT RULE 0-11:       OF TRANSACTION:
- -------------------------------------------------------------------------------------------------
                    ..............           $                   $                    $
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          Amount previously paid:
          Filing party:
          Form, schedule or registration statement no.:
          Date filed:

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

PRELIMINARY COPY

                          LIN BROADCASTING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 17, 1994

To the Stockholders of LIN Broadcasting Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LIN Broadcasting Corporation, a Delaware corporation, will be held at The Woodmark Hotel, Moss Bay Room, 1200 Carillon Point, Kirkland, Washington 98033, on Tuesday, May 17, 1994, at 11:00 a.m., local time, for the following purposes:

          (1) To elect nine directors to serve until the next Annual Meeting or until their successors are duly elected and qualified;

          (2) To approve the adoption of amendments to the Company's Amended and Restated 1969 Stock Option Plan;

          (3) To approve the adoption of amendments to the Company's By-Laws regarding indemnification of directors and officers; and

          (4) To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on Monday, March 21, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record on that date will be entitled to vote.

                                          By Order of the Board of Directors

                                          Roberta R. Katz
                                          Secretary
March 31, 1994
Kirkland, Washington

        TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL
               MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY
                     MAIL THE ENCLOSED PROXY CARD, FOR WHICH A
                        RETURN STAMPED ENVELOPE IS PROVIDED.

                          LIN BROADCASTING CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 1994

     The accompanying proxy is solicited on behalf of the Board of Directors of LIN Broadcasting Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 17, 1994, at 11:00 a.m., local time (the "Annual Meeting"), notice of which is attached hereto, and any adjournment or postponement thereof.

     Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted according to the recommendations of the Board of Directors of the Company (the "Board of Directors").

     A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy that is dated later, or, if the stockholder attends the Annual Meeting in person, either by giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting.

     The Board of Directors has fixed the close of business on Monday, March 21, 1994, as the record date for the Annual Meeting or any adjournment or
postponement thereof. On that date, the Company had [          ] shares of
Common Stock, $.01 par value per share (the "Common Stock"), outstanding. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Each share of Common Stock outstanding on the record date is entitled to one vote per share, by person or by proxy authorized in writing, at the Annual Meeting. Under Delaware law, applicable Securities and Exchange Commission ("SEC") interpretations, the Company's Restated Certificate of Incorporation, the Company's By-Laws (the "By-Laws") and the Company's Amended and Restated 1969 Stock Option Plan (the "1969 Plan"), if a quorum is present at the Annual
Meeting: (i) the nine nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected directors, (ii) approval of the proposed amendments to the 1969 Plan requires the affirmative vote of the majority of outstanding shares, and (iii) approval of the proposed amendments to the By-Laws requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A majority of shares entitled to vote at the Annual Meeting present in person or represented by proxy constitutes a quorum. Abstentions from voting and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting and broker nonvotes will have the practical effect of voting against the proposals to approve amendments to the 1969 Plan and amendments to the By-Laws since such abstentions and nonvotes are less votes for approval.

     The principal executive offices of the Company are located at 5295 Carillon Point, Kirkland, Washington 98033. This Proxy Statement and the enclosed proxy card will be sent to stockholders commencing on or about March 31, 1994.

                             PRINCIPAL STOCKHOLDERS

     Based upon filings with the SEC, the following persons are known to the Company to be "beneficial owners" of 5% or more of the Common Stock:

                                                                   SHARES
                           NAME AND ADDRESS                     BENEFICIALLY
                         OF BENEFICIAL OWNER                       OWNED           PERCENT
        ------------------------------------------------------  ------------       -------
        McCaw Cellular Communications, Inc....................    26,989,500(1)     52.0%
          5400 Carillon Point
          Kirkland, Washington 98033
        The Capital Group, Inc................................     3,265,390(2)      6.4%
        c/o Capital Research and
          Management Company
          333 South Hope Street
          Los Angeles, California 90071

- ---------------

(1) McCaw Cellular Communications, Inc. ("McCaw") holds its shares of Common Stock through its wholly owned subsidiary, MMM Holdings, Inc.

(2) Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group, Inc., exercised, as publicly reported as of December 31, 1993, investment discretion with respect to 220,890 and 3,044,500 shares, respectively, which were beneficially owned by various institutional investors.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     The Board of Directors proposes the election of the nine nominees listed below to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless contrary instructions are received, it is intended that the shares represented by proxies solicited on behalf of the Board of Directors will be voted in favor of the election as directors of all such nominees. If, for any reason, any such nominee is not available for election (which is not currently known or expected), the persons named in the proxy card have advised that they will vote for such substitute nominees as the Board of Directors may propose. The names and certain information relating to the nine nominees are set forth below.

       NOMINEE            AGE                POSITION WITH THE COMPANY
Tom A. Alberg              54      President, Chief Operating Officer and
                                   Director
James L. Barksdale         51      Director
Harold S. Eastman          55      Director
William G. Herbster        61      Director
Wilma H. Jordan            45      Director
Richard W. Kislik          66      Director
Craig O. McCaw             44      Chairman of the Board and Chief Executive
                                   Officer
Wayne M. Perry             44      Vice Chairman of the Board
John W. Stanton            38      Director

     TOM A. ALBERG became a director of the Company in 1991. Mr. Alberg has been the President and Chief Operating Officer of the Company since April 1991 and has been Executive Vice President of McCaw since July 1990 and Secretary of McCaw since March 1991. Prior to July 1990, Mr. Alberg was the Chairman of the Executive Committee and a partner in the Perkins Coie law firm. He is a director of Digital Systems International, Inc. and Active Voice Corporation.

     JAMES L. BARKSDALE became a director of the Company in 1992. Mr. Barksdale was appointed President and Chief Operating Officer of McCaw in November 1991. From 1983 to December 1991,

Mr. Barksdale was the Executive Vice President of Federal Express Corporation. He is a director of McCaw, 3Com Corporation, ENVOY Corporation, the Promus Companies Incorporated and Network Computing Devices, Inc.

     HAROLD S. EASTMAN became a director of the Company in 1990. He was Vice Chairman of the Board of the Company from March 1990 to April 1992. Mr. Eastman is the President of Peregrine Capital Co., a private investment company. He has been a director of McCaw since June 1989 and served as President of McCaw from June 1989 to December 31, 1991 and thereafter as Vice Chairman of the Board of McCaw until April 1, 1992. Prior to June 1989, Mr. Eastman was a Managing Director -- Operations of The Henley Group, Inc. Mr. Eastman is also a director of TJ International and TCW Funds, Inc.

     WILLIAM G. HERBSTER became a director of the Company in 1976. Mr. Herbster is a financial consultant. He is a director of Ithaca BanCorp, Inc. and Senior Advisor to the Investment Fund for Foundations.

     WILMA H. JORDAN became a director of the Company in 1987. Ms. Jordan is Co-Chairman of The Jordan, Edmiston Group, Inc., an investment banking and management consulting firm for publishing companies. She is a director of Ringier America and Guideposts Associates, Inc.

     RICHARD W. KISLIK became a director of the Company in 1969. Mr. Kislik has been a publishing consultant since 1985.

     CRAIG O. MCCAW became a director of the Company in 1990. Mr. McCaw has been Chairman of the Board and Chief Executive Officer of the Company since March 1990. Mr. McCaw is also the Chairman of the Board and Chief Executive Officer of McCaw and prior to December 1985 was President of McCaw. Mr. McCaw has been a director of McCaw since it was organized. In March 1988, Mr. McCaw was appointed to the President's National Security Telecommunications Advisory Committee.

     WAYNE M. PERRY became a director of the Company in 1990. Mr. Perry has been Vice Chairman of the Board of the Company since March 1990 and Vice Chairman of the Board of McCaw since June 1989. From December 1985 to June 1989, Mr. Perry served as President of McCaw. He is currently an executive officer and director of Iberia Cellular Telephone Company and a member of the Board of Directors and Chairman of the Cellular Telecommunications Industry Association, a nationwide cellular industry association.

     JOHN W. STANTON became a director of the Company in 1990. Mr. Stanton is Chairman of the Board and Chief Executive Officer of Stanton Communications, Inc., Pacific Northwest Cellular and General Cellular Corporation, has been a director of McCaw since it was organized and was Vice Chairman of the Board of McCaw from April 1988 to November 1991. Mr. Stanton joined McCaw in 1983 as a Vice President and from 1985 to April 1988, served as an Executive Vice President. He is also a director of Interpoint Corporation.

     JOHN E. MCCAW, JR. decided not to stand for reelection and will no longer serve on the Board of Directors effective as of the date of the Annual Meeting. Mr. McCaw became a director of the Company in 1990. Mr. McCaw held various positions with McCaw and its predecessors dating from 1969, most recently serving as Executive Vice President--Acquisitions until January 1, 1992. Mr. McCaw is Mr. Craig McCaw's brother.

ARRANGEMENTS WITH MCCAW

     Pursuant to a tender offer (the "Offer"), on March 5, 1990, McCaw acquired 21,900,000 shares of Common Stock at a purchase price of $154.11 per share, for an aggregate purchase price of $3.375 billion. Including the 5,089,500 shares previously owned by McCaw and its affiliates, McCaw beneficially owns a total of 26,989,500 shares of Common Stock, representing approximately 52% of the Common Stock outstanding as of February 28, 1993.

     In accordance with the Agreement (the "McCaw Agreement") dated as of December 11, 1989 among McCaw, an affiliate of McCaw and the Company, and the Private Market Value Guarantee (the "PMVG") dated the same date, the directors listed in "-- Nominees for Director" (other than Messrs. Alberg, Stanton and Barksdale) were elected by the written consent of McCaw after the closing of the Offer (the "McCaw Closing"). The PMVG requires that three members of the Board of Directors be Independent Directors, as defined therein. Ms. Jordan and Messrs. Herbster and Kislik constitute the existing and nominated Independent Directors, having been selected in accordance with the PMVG by the Board of Directors in office prior to the McCaw Closing. Pursuant to the terms of the PMVG, the Independent Directors nominated for election at the meeting were nominated by the existing Independent Directors and are required to be elected by the affirmative vote of the holders of at least a majority of the shares of Common Stock not owned by McCaw or any of its affiliates or any members of a "group" of which McCaw or any of its affiliates are members with respect to securities of the Company (collectively, "Group Members") who are present in person or represented by proxy and entitled to vote at the Annual Meeting (a "Majority Vote of the Public Stockholders"), and McCaw will vote its and its subsidiaries' shares of Common Stock for the election of the Independent Director nominees receiving such a Majority Vote of the Public Stockholders. Vacancies among the Independent Directors occurring prior to the expiration of their respective terms of office will be filled in accordance with a vote of a majority of the remaining Independent Directors (or, if there are none, a majority of the directors then in office) or by a Majority Vote of the Public Stockholders. Independent Directors will be subject to removal only (i) for cause, (ii) if a majority of the Independent Directors approve such removal, or
(iii) if such removal is approved by a Majority Vote of the Public Stockholders without any solicitation of votes by McCaw, its affiliates or its Group Members.

     Pursuant to the terms of the PMVG, on or about January 1, 1995 (the "Initiation Date"), McCaw will have the opportunity to proceed with an acquisition (the "Acquisition") of all the shares of Common Stock not owned by McCaw or any of its affiliates or Group Members at the Private Market Price (as defined in and determined in accordance with the terms of the PMVG). The Acquisition may be completed only if approved by a Majority Vote of the Public Stockholders.

     If McCaw determines not to proceed with the Acquisition or if, despite McCaw's good-faith efforts, the Acquisition has not been completed within 12 months following the Initiation Date (or, if the Acquisition has been approved by a Majority Vote of the Public Stockholders and is being pursued in good faith by McCaw but has not been completed due to regulatory delays or litigation, within 20 months following the Initiation Date), McCaw will put the entire Company up for sale under the direction of the Independent Directors in a manner intended by the Independent Directors to maximize the value of all Common Stock. If one or more transactions are approved by a Majority Vote of the Public Stockholders, McCaw will cause all Common Stock owned by it or its affiliates to be voted in favor thereof.

     Except as described above, neither McCaw nor any of its affiliates other than the Company may (i) engage in a merger or consolidation with the Company, or purchase all or substantially all of the Company's assets, unless the transaction is approved by (A) a majority of the Independent Directors and (B) a Majority Vote of the Public Stockholders, (ii) purchase additional shares of Common Stock if, after giving effect thereto, they would beneficially own in the aggregate more than 75% of the outstanding Common Stock on a fully diluted basis, or (iii) sell more than 25% of the outstanding Common Stock on a fully diluted basis to a third party or group unless such third party or group agrees in writing to be bound by the provisions of the PMVG.

     The PMVG also provides that no transaction will be undertaken, and the Company will not take any action, whether or not approved by a majority of the Board of Directors, if the Independent Directors determine in their good-faith judgment by unanimous vote that such transaction or action would likely depress the value of the Company on the Initiation Date. In addition, the Company will not acquire or dispose of any business (other than acquisitions of additional cellular interests in markets in which the Company has an interest), whether or not approved by a majority of the Board of Directors, if the Independent Directors determine in their good-faith judgment by unanimous vote that such acquisition or disposition is not in the Company's best interests.

     The PMVG will cease to be in effect if at any time (i) McCaw, its affiliates and its Group Members beneficially own in the aggregate less than 25% of the outstanding Common Stock on a fully diluted basis and McCaw's designees no longer constitute a majority of the Board of Directors (provided that in such event the

PMVG shall come back into effect if, at any time within two years thereafter,
(A) McCaw, its affiliates and its Group Members shall beneficially own in the aggregate 25% or more (but less than 100%) of the outstanding Common Stock on a fully diluted basis or (B) McCaw's designees shall again constitute a majority of the Board of Directors) or (ii) McCaw, its affiliates and its Group Members beneficially own in the aggregate 100% of the outstanding Common Stock.

BOARD COMMITTEES AND MEETINGS

     During 1993, the Board of Directors held five meetings. No director attended fewer than 75% of the meetings of the Board of Directors and committees of the Board on which the director served, except Mr. Perry, who attended three of the five Board of Directors meetings.

     The Board of Directors has an audit committee (the "Audit Committee"), presently consisting of Ms. Jordan and Messrs. Kislik and Stanton, which held two meetings in 1993. The functions of the Audit Committee include evaluating the services of the Company's independent auditors and reviewing with management and the independent auditors the Company's system of internal controls.

     The Board of Directors also has a compensation committee (the "Compensation Committee"), presently consisting of Ms. Jordan and Messrs. Herbster and Kislik, which held two meetings in 1993. The functions of the Compensation Committee are to determine compensation policies and act on remuneration arrangements with respect to all employees, including executive officers. Until November 1993, the Board of Directors had a Compensation Committee consisting of Messrs. Eastman, Kislik, Perry and Stanton that determined policies with respect to the Company's employees in general, and a special compensation committee (the "Special Compensation Committee") consisting of Ms. Jordan and Messrs. Kislik and Herbster that reviewed and approved remuneration arrangements with respect to the Company's executive officers.

DIRECTOR COMPENSATION

     Directors who are not also officers of the Company or its affiliates are compensated at the rate of $30,000 per annum. In addition, directors who are not also officers of the Company or its affiliates receive $1,500 for each Board of Directors meeting attended and $1,000 for each committee meeting attended, as long as that meeting is not held in conjunction with a board meeting. Directors are also reimbursed for any travel expenses incurred in connection with such meetings. In addition, each Independent Director receives $1,500 for each meeting attended by him or her exclusive of full board meetings. Ms. Jordan and Messrs. Herbster and Kislik each receive $250 per hour, or $2,000 per eight-hour day, for requested additional services in their capacities as Independent Directors. All directors of the Company have the option of deferring their compensation under the Company's Deferred Compensation Plan.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are:

        NAME             AGE         OFFICE
- ---------------------    ----
Craig O. McCaw            44         Chairman of the Board and
                                       Chief Executive Officer
Tom A. Alberg             54         President, Chief Operating Officer and
                                       Director
Wayne M. Perry            44         Vice Chairman of the Board
James L. Barksdale        51         President -- McCaw
Gary R. Chapman           50         President -- LIN Television Group
Donald Guthrie            38         Senior Vice President -- Finance

     The following information describes the executive officers of the Company who are not also directors.

     GARY R. CHAPMAN became President -- LIN Television Group in January 1989. Prior to January 1989, Mr. Chapman was employed by Freedom Newspapers, Inc., where he served as Senior Vice President of its Broadcasting Division from May 1984 to December 1988.

     DONALD GUTHRIE became Vice President -- Finance of the Company in March 1990 and was promoted to Senior Vice President -- Finance in June 1992. Since February 1986, Mr. Guthrie has been a Senior Vice President and the Treasurer of McCaw.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock as of February 28, 1994 by the Company's (i) directors, (ii) nominees for election as directors, (iii) Chief Executive Officer and other four most highly compensated executive officers, and (iv) directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                                NAME                               OWNED(1)           PERCENT
        ----------------------------------------------------  -------------------     -------
        Tom A. Alberg.......................................         23,896(2)           *
        James L. Barksdale..................................              0              0
        Harold S. Eastman...................................              0              0
        William G. Herbster.................................          3,900(3)           *
        Wilma H. Jordan.....................................            578              *
        Richard W. Kislik...................................          8,410              *
        Craig O. McCaw......................................         45,000(4)           *
        John E. McCaw, Jr...................................              0              0
        Wayne M. Perry......................................         30,000(4)           *
        John W. Stanton.....................................              0              0
        Gary R. Chapman.....................................         48,383(5)           *
        Donald Guthrie......................................         11,623(6)           *
        All directors and executive officers as a group (12
          persons) .........................................        171,790(7)           *

- ---------------

 *  Less than 1%.

(1) Craig O. McCaw and certain other of the directors who are also officers of McCaw may be deemed beneficial owners of the 26,989,500 shares of Common Stock owned by McCaw as a result of their being affiliates of McCaw, although such individuals have disclaimed beneficial ownership of such shares.

(2) Includes options exercisable within 60 days to purchase 22,500 shares of Common Stock.

(3) Represents shares held of record by William G. Herbster's wife.

(4) Represents options exercisable within 60 days.

(5) Includes options exercisable within 60 days to purchase 47,220 shares of Common Stock. Gary R. Chapman shares with his wife voting and investment power with respect to 53 shares of Common Stock.

(6) Includes options exercisable within 60 days to purchase 11,250 shares of Common Stock.

(7) Includes options exercisable within 60 days to purchase 155,970 shares of Common Stock.

                 BENEFICIAL OWNERSHIP OF COMMON STOCK OF MCCAW

     The following table shows the beneficial ownership of all equity securities of McCaw, the Company's parent, as of February 28, 1994 by the Company's (i) directors, (ii) nominees for election as directors, (iii) Chief Executive Officer and other four most highly compensated executive officers, and (iv) directors and executive officers as a group.

CLASS B COMMON STOCK(1)

                                                                                      PERCENT
                                                          SHARES BENEFICIALLY           OF
                              NAME                             OWNED(1)                CLASS
        ------------------------------------------------  -------------------         -------
        Tom A. Alberg...................................                0               *
        James L. Barksdale..............................                0               *
        Harold S. Eastman...............................                0               *
        William G. Herbster.............................                0               *
        Wilma H. Jordan.................................                0               *
        Richard W. Kislik...............................                0               *
        Craig O. McCaw..................................       47,746,873(1)(2)         77.3
        John E. McCaw, Jr...............................        8,959,950(1)(3)         14.9
        Wayne M. Perry..................................        2,020,808(1)(4)          3.3
        John W. Stanton.................................          551,263(1)(5)         *
        Gary R. Chapman.................................                0               *
        Donald Guthrie..................................                0               *
        All directors and executive officers
          as a group (12 persons).......................       48,552,982(6)            77.6

CLASS A COMMON STOCK(1)(7)

                                                               SHARES               PERCENT
                                                            BENEFICIALLY              OF
                             NAME                              OWNED                 CLASS
        -----------------------------------------------  ------------------         -------
        Tom A. Alberg..................................          73,453(8)            *
        James L. Barksdale.............................         110,000(9)            *
        Harold S. Eastman..............................         225,000(9)            *
        William G. Herbster............................               0               *
        Wilma H. Jordan................................             700(10)           *
        Richard W. Kislik..............................               0               *
        Craig O. McCaw.................................      16,345,376(1)(2)          9.9
        John E. McCaw, Jr..............................       9,013,200(1)(3)          5.7
        Wayne M. Perry.................................       2,164,994(1)(4)          1.4
        John W. Stanton................................         551,263(1)(5)         *
        Gary R. Chapman................................              28               *
        Donald Guthrie.................................          53,251(11)           *
        All directors and executive officers
          as a group (12 persons)......................      28,584,765(12)           16.2

- ---------------

  *  Less than 1%

 (1) Craig O. McCaw and John E. McCaw, Jr. and certain members of their family and McCaw management are parties to a shareholders agreement (the "McCaw Shareholders Agreement") pursuant to which Craig O. McCaw is entitled to vote all shares of McCaw's Class B Common Stock (the "Class B Common Stock") owned by the other parties thereto (a total of 32,056,997 shares of Class B Common Stock). Craig O. McCaw and John E. McCaw, Jr. are also parties to a separate shareholders agreement with BT USA Holdings, Inc. ("BT USA"), a significant stockholder of McCaw. For the Class B Common Stock, the number set forth above opposite Craig O. McCaw's name includes the Class B Common Stock described in footnotes 2, 3, 4 and 5 below and such other additional shares of Class B Common Stock subject to the McCaw Shareholders Agreement and the options to purchase Class B Common Stock described in footnote 2 below, but does not include such options to purchase Class B Common Stock described in footnote 4 below or any other options to purchase Class B Common Stock held by other parties to the McCaw Shareholders Agreement. Such number also does not include the Class B Common Stock held by BT USA, which Craig O. McCaw is not entitled to vote. If all the foregoing shares of Class B Common Stock and options to purchase Class B Common Stock were included, such number would be 62,924,183 shares, representing 99.5% of the Class B Common Stock. For McCaw's Class A Common Stock (the "Class A Common Stock"), the number set forth above opposite Craig O. McCaw's name includes the Class A Common Stock and the Class B Common Stock and the options to purchase Class A Common Stock and Class B Common Stock held by Craig O. McCaw described in footnote 2 below, but does not include such Class B Common Stock or options to purchase Class B Common Stock described in footnotes 3, 4 and 5 below or any other Class B Common Stock or options to purchase Class B Common Stock held by parties to the McCaw Shareholders Agreement. Such number also does not include the Class A Common Stock and options held by BT USA, which Craig O. McCaw is not entitled to vote. If all the foregoing shares of Class B Common Stock and Class A Common Stock and options to purchase Class B Common Stock and Class A Common Stock were included, such number would equal 72,020,756 shares, representing 36.4% of the Class A Common Stock.

 (2) Craig O. McCaw owns outright 13,709,172 shares of Class B Common Stock and 400,000 shares of Class A Common Stock and has options exercisable within 60 days to purchase 1,610,289 shares of Class B Common Stock and 255,000 shares of Class A Common Stock. Includes 370,415 shares of Class B Common Stock and 500 shares of Class A Common Stock held by The McCaw Foundation, as to which Craig O. McCaw maintains sole dispositive power.

 (3) John E. McCaw, Jr. owns outright 8,917,000 shares of Class B Common Stock and 4,500 shares of Class A Common Stock and has options exercisable within 60 days to purchase 48,750 shares of Class A Common Stock. Includes 32,950 shares of Class B Common Stock held in trusts for the benefit of John E. McCaw, Jr.'s children, of which trusts he is the sole trustee, and 10,000 shares of Class B Common Stock held by a corporation wholly owned by him.

 (4) Wayne M. Perry owns outright 1,214,699 shares of Class B Common Stock and 2,936 shares of Class A Common Stock and has options exercisable within 60 days to purchase 806,109 shares of Class B Common Stock and 141,250 shares of Class A Common Stock.

 (5) John W. Stanton owns outright 531,263 shares of Class B Common Stock. Includes 20,000 shares of Class B Common Stock held in trust for the benefit of John W. Stanton's child, of which trust he is one of the trustees, as to which Mr. Stanton disclaims beneficial ownership.

 (6) Includes options exercisable within 60 days to purchase 2,416,398 shares of Class B Common Stock.

 (7) Class B Common Stock is convertible into Class A Common Stock. In calculating the percentages set forth above, it is assumed that an individual's Class B Common Stock and options to purchase Class B Common Stock are converted into Class A Common Stock, but that no other outstanding Class B Common Stock or options are so converted.

 (8) Includes options exercisable within 60 days to purchase 73,000 shares of Class A Common Stock.

 (9) Represents options exercisable within 60 days.

(10) Includes 100 shares held by Wilma H. Jordan as custodian for her daughter.

(11) Includes options exercisable within 60 days to purchase 53,151 shares of Class A Common Stock.

(12) Includes options exercisable within 60 days to purchase 906,151 shares of Class A Common Stock.

     McCaw has entered into an Agreement and Plan of Merger with American Telephone and Telegraph Company ("AT&T") pursuant to which, subject to the satisfaction of several conditions, including the receipt of necessary governmental consents, McCaw will merge with a subsidiary of AT&T and thereby become a wholly owned subsidiary of AT&T (the "McCaw/AT&T Merger"), and the Class A Common Stock and the Class B Common Stock of McCaw will be exchanged for the common stock of AT&T.

                             EXECUTIVE COMPENSATION

     The three tables set forth below provide information with respect to the annual and long-term compensation for services in all capacities to the Company for fiscal years 1993, 1992 and 1991 and the option grants, exercises and values in and at the end of fiscal year 1993 of those persons who were, during fiscal year 1993, the Company's Chief Executive Officer and four other most highly compensated executive officers based on salary and bonus (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                          ANNUAL COMPENSATION        SECURITIES
           NAME AND                      ----------------------      UNDERLYING          ALL OTHER
      PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)      OPTIONS(#)      COMPENSATION($)(1)
- ------------------------------  -----    ---------     --------     ------------     ------------------
Craig O. McCaw(2)               1993     $ 100,000     $      0             0             $  2,308
Chairman of the Board and       1992       100,200            0             0                2,225(3)
Chief Executive Officer         1991       153,162            0        90,000
Tom A. Alberg(4)                1993       235,000      200,000        50,000               12,517(3)
President and Chief             1992       225,000      150,200        50,000               10,912(3)
Operating Officer               1991       224,561      100,000        40,000
James L. Barksdale(5)           1993       525,000      400,000             0               14,506
President -- McCaw              1992       500,200      300,000             0                4,167
                                1991        96,354      100,000
Gary R. Chapman                 1993       404,600      150,000        20,000              163,014(6)
President -- LIN Television     1992       385,000      125,000        20,000              160,839(7)
Group                           1991       375,000      125,000        20,000
Donald Guthrie(8)               1993       190,000       75,200        35,200                2,919(3)
Senior Vice President --        1992       180,000       60,200        30,000                2,650(3)
Finance                         1991       164,571       50,000        15,000

- ---------------

(1) Disclosure for 1991 not called for by applicable rules of the SEC.

(2) Amounts shown for Mr. McCaw are paid by McCaw. Pursuant to the intercompany reimbursement program approved by the Independent Directors, the Company reimbursed McCaw for a portion of Mr. McCaw's total compensation. See "Certain Transactions." In addition to the options shown, Mr. McCaw received options to purchase 210,000 shares of McCaw's Class A Common Stock in 1991.

(3) Represents amounts paid for life and disability insurance premiums.

(4) Mr. Alberg became an executive officer of the Company effective as of April 18, 1991. The salary and bonus shown for 1991 are for a partial year's employment. Pursuant to the intercompany reimbursement program approved by the Independent Directors, McCaw reimburses the Company for a portion of Mr. Alberg's total compensation. See "Certain Transactions."

(5) Mr. Barksdale became an executive officer of McCaw effective as of November 15, 1991. The salary and bonus shown for 1991 are for a partial year's employment. Amounts shown for Mr. Barksdale are paid by McCaw. Pursuant to the intercompany reimbursement program approved by the Independent Directors, the Company reimburses McCaw for a portion of Mr. Barksdale's total compensation. See "Certain Transactions." In addition to the options shown, Mr. Barksdale received options to purchase 200,000, 340,000 and 400,842 shares of McCaw's Class A Common Stock in 1993, 1992 and 1991, respectively.

(6) Represents $13,014 paid for life and disability insurance premiums and a $150,000 payment in consideration of Mr. Chapman's agreeing in 1990 to forego certain benefits under a severance agreement.

(7) Represents $10,839 paid for life and disability insurance premiums and a $150,000 payment in consideration of Mr. Chapman's agreeing in 1990 to forego certain benefits under a severance agreement.

(8) Pursuant to the intercompany reimbursement program approved by the Independent Directors, McCaw reimburses the Company for a portion of Mr. Guthrie's total compensation. See "Certain Transactions."

                       OPTION GRANTS IN FISCAL YEAR 1993

                                 INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                                NUMBER OF                                                         AT
                                SECURITIES     PERCENT OF                                ASSUMED ANNUAL RATES OF
                                UNDERLYING   TOTAL OPTIONS                              STOCK PRICE APPRECIATION
                                 OPTIONS       GRANTED TO     EXERCISE                     FOR OPTION TERM(2)
                                 GRANTED      EMPLOYEES IN     PRICE    EXPIRATION   ------------------------------
             NAME                 (#)(1)      FISCAL YEAR      ($/SH)      DATE          5% ($)         10% ($)
- ------------------------------  ----------   --------------   --------  -----------  --------------  --------------
Craig O. McCaw................         0              0         N/A         N/A      $            0  $            0
Tom A. Alberg.................    50,000         10.564%      $110.50   12/31/2003        3,474,643       8,805,427
James L. Barksdale(3).........         0              0         N/A         N/A                   0               0
Gary R. Chapman...............    20,000          4.225%      $110.50   12/31/2003        1,389,857       3,522,171
Donald Guthrie................    35,000          7.395%      $110.50   12/31/2003        2,432,250       6,163,799
All stockholders..............     N/A             N/A          N/A         N/A       3,579,198,012   9,070,390,494
Named executive officers' gain
  as % of all stockholders'
  gain........................     N/A             N/A          N/A         N/A                 .14             .14

- ---------------

(1) All options granted to the named executive officers become exercisable in five annual installments of 10%, 15%, 20%, 25% and 30% beginning one year after the grant date. The per share option exercise prices represent the fair market value of the Common Stock on the date of grant. The option term is 10 years. In the event of a change in control of the Company, other than certain transactions with McCaw and certain transactions pursuant to the PMVG, officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), may surrender vested options in exchange for a cash payment by the Company. Options to purchase Common Stock held by the named executive officers will vest (if not otherwise vested prior thereto pursuant to their terms) if the optionee's employment with the Company is terminated under certain circumstances on or after the earlier of (i) the time McCaw or any affiliate consummates any acquisition of all or substantially all the remaining shares of Common Stock or the Company is otherwise sold, whether pursuant to the PMVG or otherwise, and (ii) the closing of the McCaw/AT&T Merger. See "-- Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed appreciation rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price. At the 5% and 10% assumed appreciation rates, the price per share of Common Stock would be $180 and $287, respectively.

(3) Mr. Barksdale received an option to purchase 200,000 shares of McCaw's Class A Common Stock at an exercise price of $50.50 per share, which will expire on December 31, 2003. The option becomes exercisable in five equal annual installments beginning January 1, 1995. The per share option exercise price represents the fair market value of McCaw's Class A Common Stock on the date of grant. McCaw's Compensation Committee may, in its sole discretion, accelerate vesting of outstanding options prior to the occurrence of a merger, consolidation, acquisition, liquidation or dissolution of McCaw. The potential realizable value at assumed annual rates of stock price appreciation of 5% and 10% is $6,351,835 and $16,096,798, respectively. This option grant represented 8.1% of total options granted to McCaw employees.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1993
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SHARES
                             SHARES                 UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                            ACQUIRED                   OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS
                               ON       VALUE             YEAR-END(#)             AT FISCAL YEAR-END($)(2)
                            EXERCISE   REALIZED   ---------------------------   -----------------------------
           NAME               (#)       ($)(1)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- --------------------------  --------   --------   -----------   -------------   -------------   -------------
Craig O. McCaw............      N/A         N/A      45,000         45,000      $1,755,000.00   $1,755,000.00
Tom A. Alberg(3)..........   10,000    $400,000      22,500        107,500         815,000.00    2,055,000.00
James L. Barksdale(4).....      N/A         N/A           0              0                  0               0
Gary R. Chapman...........      N/A         N/A      47,220         45,000       2,542,818.44      900,000.00
Donald Guthrie............    3,750     150,000      11,250         65,000         410,250.00    1,057,500.00

- ---------------

(1) This amount represents the aggregate of the number of shares acquired on exercise multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on the respective option exercise date minus the exercise price for the relevant option.

(2) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on December 31, 1993 and the exercise prices for the relevant options.

(3) During 1993, Mr. Alberg exercised options representing 40,000 shares of McCaw's Class A Common Stock for a value realized of $1,186,875. At the end of 1993, Mr. Alberg held options to purchase 73,000 and 52,000 shares of McCaw's Class A Common Stock that are exercisable and unexercisable, respectively. The value of unexercised in-the-money options at the end of 1993 was $1,702,500 for exercisable options and $1,032,500 for unexercisable options.

(4) During 1993, Mr. Barksdale exercised options representing 133,333 shares of McCaw's Class A Common Stock for a value realized of $3,987,500. At the end of 1993, Mr. Barksdale held options to purchase 110,000 and 656,667 shares of McCaw's Class A Common Stock that are exercisable and unexercisable, respectively. The value of unexercised in-the-money options at the end of 1993 was $2,380,000 for exercisable options and $12,020,017 for unexercisable options.

PENSION PLANS

     The Company maintains a defined benefit retirement plan (the "Pension Plan") that covers certain employees of the Company and its subsidiaries. On December 31, 1992, the Company amended the Pension Plan to provide, in part, that, effective January 1, 1993, any employees treated by the Company as employed by a component of the Company that maintains an Internal Revenue Code (the "Code") Section 401(k) plan providing for employer-matching contributions are no longer eligible to participate in, or accrue benefits under, the Pension Plan. After retirement from or other termination with the Company, however, any employee who was participating in the Pension Plan as of December 31, 1992, will be entitled to receive monthly payments under the Pension Plan based on his or her average compensation and years of credited service as of December 31, 1992, provided that he or she completes five years of vesting service with the Company after attaining age 17. Such payments begin at age 65, subject to the employee's election to terminate from employment and receive reduced monthly payments beginning at any time between ages 55 and 65.

     Due to the amendment discussed above, Messrs. Alberg and Guthrie are no longer eligible to accrue additional benefits under the Pension Plan, but will be entitled to receive monthly payments of $459 and $329, respectively, under the Pension Plan at age 65, provided they each become vested. Messrs. McCaw and Barksdale did not participate in the Pension Plan. Mr. Chapman continues to participate in the Pension Plan.

     The following table shows the estimated annual retirement benefits payable under the Pension Plan and the Company's Supplemental Benefit Retirement Plan as an annuity for life upon normal retirement for specified compensation and years of credited service classifications, assuming retirement at age 65 on December 31, 1992. Benefits are computed by multiplying (i) 1.25% of the employee's average annual compensation for the three consecutive years producing the highest average (excluding benefits or payments received under any other benefit plan) times (ii) the employee's number of years of credited service, up to a maximum of 32 years. Sections 401(a)(17) and 415 of the Code limit the annual benefits that may be paid from a tax-qualified retirement plan such as the Pension Plan. As permitted by the Employee Retirement Income Security Act of 1974 ("ERISA"), the Company's Supplemental Benefit Retirement Plan authorizes the payment out of the Company's general funds of any benefits calculated under the provisions of the Pension Plan that may be above the limits of Sections 401(a)(17) and 415 of the Code.

                               PENSION PLAN TABLE

             THREE-YEAR
              AVERAGE                                   YEARS OF CREDITED SERVICE
               ANNUAL                 --------------------------------------------------------------
            COMPENSATION                10         15         20         25         30         35
- ------------------------------------  -------   --------   --------   --------   --------   --------
  $ 70,000..........................  $ 8,750   $ 13,125   $ 17,500   $ 21,875   $ 26,250   $ 30,625
   100,000..........................   12,500     18,750     25,000     31,250     37,500     43,750
   150,000..........................   18,750     28,125     37,500     46,875     56,250     65,625
   200,000..........................   25,000     37,500     50,000     62,500     75,000     87,500
   300,000..........................   37,500     56,250     75,000     93,750    112,500    131,250
   400,000..........................   50,000     75,000    100,000    125,000    150,000    175,000
   500,000..........................   62,500     93,750    125,000    156,250    187,500    218,750
   750,000..........................   93,750    140,625    187,500    234,375    281,500    328,125

     As of December 31, 1993, Mr. Chapman had five years of credited service under the Pension Plan and his three-year average annual compensation was $521,533. Benefit amounts under the Pension Plan are not subject to any deduction for Social Security benefits or other offset amounts. In the event of a change in control of the Company (as defined in the Pension Plan), the accrued benefit of each participant and each joint annuitant at the time of the change in control will be increased by a predetermined factor based upon the recipient's age to the extent that the assets of the Pension Plan exceed the amount of plan assets required to satisfy the actuarial value of accrued benefits immediately prior to the change in control. The consummation of the Offer constituted a change in control under the Pension Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Employment Agreements. In 1990, Mr. Chapman entered into an employment agreement with the Company, which replaced an already existing severance compensation agreement. Mr. Chapman's employment agreement provides for: (i) a term that currently ends on December 31, 1994, subject to subsequent renewals;
(ii) a minimum base salary of $375,000, commencing on January 1, 1991; (iii) a target annual bonus award at least equal to $125,000 per year beginning after December 31, 1991, the actual amount payable being determined by the Company based on performance guidelines; and (iv) a retention bonus of $600,000, payable in four equal annual installments beginning December 31, 1990. The agreement also provides for options, participation in certain of the Company's incentive compensation programs, and additional severance benefits upon termination without cause, including the right to require the Company to purchase certain of its shares and vested options owned by Mr. Chapman as of the date of the employment agreement based on a value of the greater of $112 per share and the Private Market Price. The agreement also requires the Company to purchase on January 1, 1995, certain of its shares and vested options owned by Mr. Chapman as of the date of the employment agreement based on a value of the greater of $112 per share and the Private Market Price.

     In 1991, Mr. Guthrie entered into an employment agreement with the Company. Mr. Guthrie's employment agreement provides for (i) a term that currently ends on April 30, 1994, subject to subsequent renewals; (ii) a minimum base salary of $175,000, commencing on January 1, 1991; and (iii) options and bonuses as determined by the Board of Directors.

     1969 Stock Option Plan. Pursuant to the 1969 Plan, in the event of a change in control of the Company (as defined in the 1969 Plan), other than certain transactions with McCaw and certain transactions pursuant to the PMVG, officers of the Company who are subject to Section 16 of the 1934 Act may surrender vested options in exchange for a cash payment by the Company. The amount of the cash payment per share is determined by taking the difference between the exercise price of the shares covered by the options so surrendered and the greater of (i) the highest market price of the Common Stock during the 90-day period prior to the day of surrender and (ii) the highest price paid to any stockholder of the Company in the transaction or group of transactions resulting in the change in control. Such options may be surrendered during the 60-day period following the change in control.

     In the event that the McCaw/AT&T Merger is consummated, options to purchase shares of Common Stock outstanding on August 14, 1993 held by the named executive officers will vest (if not otherwise vested prior thereto pursuant to their terms) at the time McCaw or any affiliate consummates any acquisition of all or substantially all the remaining shares of the Common Stock or the Company is otherwise sold, whether pursuant to the PMVG or otherwise. In addition, options to purchase Common Stock held by the named executive officers will vest (if not otherwise vested prior thereto pursuant to their terms) if the optionee's employment with the Company is terminated under certain circumstances on or after the earlier of (i) the time McCaw or any affiliate consummates any acquisition of all or substantially all the remaining shares of the Common Stock or the Company is otherwise sold, whether pursuant to the PMVG or otherwise, and
(ii) the closing of the McCaw/AT&T Merger.

     Bonus and Severance Arrangements in Connection With the McCaw/AT&T
Merger. In connection with the McCaw/AT&T Merger, the Company established an aggregate $7.75 million bonus pool for certain persons employed by the Company and its subsidiaries as of August 15, 1993, conditioned upon both consummation of the McCaw/AT&T Merger (the "McCaw/AT&T Closing") and the closing of any acquisition of all or substantially all the remaining shares of Common Stock by McCaw or of a sale of the Company (pursuant to the PMVG or otherwise) (the "LIN Closing"). Except as provided under the Executive Plan, as hereinafter defined, all bonuses payable to executive officers will be payable in three installments (50% at the McCaw/AT&T Closing, 25% on the first anniversary of the McCaw/AT&T Closing and 25% on the second anniversary of the McCaw/AT&T Closing), in each case to persons who remain employed by the Company, its ultimate parent or any of their subsidiaries at such times, provided, that if the LIN Closing has not occurred by any of the foregoing dates, such payments will not be made until the date of the LIN Closing. The amounts payable at the McCaw/AT&T Closing under the bonuses allocated to Messrs. Alberg and Guthrie are each less than $900,000 (including amounts payable under a similar bonus program implemented by McCaw). Except as provided under the Executive Plan, the remaining two installments of the bonus allocated to each such officer, each such installment equal to 50% of the amount payable to such officer at the McCaw/AT&T Closing, are payable to such officer on the first and second anniversaries of the McCaw/AT&T Closing if he remains employed by the Company, its ultimate parent entity or any of their subsidiaries at such times. Messrs. McCaw and Barksdale are eligible to receive bonuses under a similar bonus program implemented by McCaw.

     Also in connection with the McCaw/AT&T Merger, the Company established an Executive Separation Plan (the "Executive Plan"). The Executive Plan provides benefits to certain executives in the event that they are terminated (other than for cause, as defined in the Executive Plan) on or after the McCaw/AT&T Closing or in the event that they terminate their employment within six months following an adverse change in working conditions (including a reduction in salary or bonus opportunities in the absence of overall poor performance, a material reduction in scope of responsibility, authority or other conditions of employment, a notice that an executive's employment location will be moved more than 40 miles or certain decreases in executive perquisites or other employee benefits) on or after the McCaw/AT&T Closing. Under the Executive Plan, executives are entitled to a benefit payment equal to any unpaid installments under the bonus pool, unless terminated for consistently poor performance documented by substantially contemporaneous notices. In the event that any payment or portion thereof under the Executive Plan would subject any executive to an excise tax under Section 4999 of the Code, such executive would be entitled to receive a tax gross-up payment to cover such excise tax and related penalties and interest (including any taxes payable in connection with the gross-up payment). Messrs. McCaw and Barksdale are entitled to severance benefits, and

Messrs. Alberg and Guthrie are entitled to additional severance benefits, in certain circumstances under a severance program established by McCaw in connection with the McCaw/AT&T Merger.

COMPENSATION COMMITTEE INTERLOCKS

     The Board of Directors has a Compensation Committee, presently consisting of Ms. Jordan and Messrs. Herbster and Kislik. The functions of the Compensation Committee are to determine compensation policies with respect to all employees and to act on remuneration arrangements with respect to certain employees, including executive officers. Until November 1993, the Board of Directors had a Compensation Committee consisting of Messrs. Eastman, Kislik, Perry and Stanton that determined compensation policies with respect to the Company's employees in general and a Special Compensation Committee consisting of Ms. Jordan and Messrs. Kislik and Herbster that reviewed and approved remuneration arrangements with respect to the Company's executive officers.

     Mr. Eastman is a director of the Company and was an executive officer of the Company from March 1990 to April 1992. He is also a director of McCaw and served as a member of the Stock Option Committee of McCaw until November 1993, and served as an executive officer of McCaw from June 1989 to April 1992.

     Mr. Perry is a director and an executive officer of the Company. He is also a director and an executive officer of McCaw and served as a member of the Compensation Committee and the Stock Option Committee of McCaw until November 1993. In addition, he is a director and an executive officer of Iberia Cellular Telephone Company.

        Mr. Stanton is the Chairman of the Board and Chief Executive Officer of General Cellular Corporation ("GCC"). GCC owns and operates cellular systems throughout the United States. The Company pays GCC for providing cellular service to the Company's subscribers under roaming agreements, and GCC pays the Company for similar services provided by the Company to GCC's subscribers. During 1993, the Company and its consolidated subsidiaries paid GCC a total of approximately $234,000 for roaming services and GCC paid the Company and its consolidated subsidiaries a total of approximately $55,000 for such services. The Company's unconsolidated affiliates have entered into similar roaming arrangements with GCC. All roaming agreements between the Company and GCC are on terms that the Company believes are as favorable to it as would have been obtained with an unrelated third party.

     Mr. Craig McCaw is a director and an executive officer of the Company. He is also a director and an executive officer of McCaw and served as a member of the Compensation Committee and the Stock Option Committee of McCaw until November 1993.

     Mr. Alberg is a director and an executive officer of the Company. He is also an executive officer of McCaw.

     Mr. Barksdale is a director of the Company. He is also a director and an executive officer of McCaw.

BOARD COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of the three nonemployee directors (Ms. Jordan and Messrs. Herbster and Kislik). The Compensation Committee determines compensation policies and remuneration arrangements with respect to all Company employees. Until November 1993, a Compensation Committee (the "Former Compensation Committee") consisting of Messrs. Eastman, Kislik, Perry and Stanton determined compensation policies with respect to the Company's employees in general, and a Special Compensation Committee consisting of Ms. Jordan and Messrs. Herbster and Kislik reviewed and approved remuneration arrangements with respect to the Company's executive officers.

     Compensation Policies. The foundation of the Company's compensation policies is the view that the Company's success is attributable to the efforts of its employees, including its executive officers. Development of the Company's cellular and broadcast television businesses has required its employees to excel in the face of complicated and rapidly evolving technologies and strong and increasingly diverse competition. Accordingly, the Company believes that the compensation levels of its executive officers, who provide leadership and strategic direction to the Company, must be sufficiently high to attract to the Company the best-qualified people in the cellular and broadcast-television industries. It also believes that its compensation packages must include sufficient long-term incentives to motivate its executive officers to remain with the Company over time and to manage the Company for long-term growth, thereby aligning the interests of the executive officers with those of the stockholders.

     During 1993, the Company compensated its executive officers through a combination of base salaries, year-end cash bonuses, and year-end stock option grants. In setting base salaries at the beginning of the fiscal year, the Former Compensation Committee and the Special Compensation Committee made subjective determinations that were not subject to specific criteria. The Former Compensation Committee and the Special Compensation Committee considered such variables as the officer's relative responsibilities, expertise, past year's compensation, and past year's performance as reflected in periodic performance reviews conducted by the Company. These individual criteria were then considered in the context of the Company's overall salary structure as applicable to its cellular and television businesses, respectively. In addition, the Company's commitments under its employment agreements with Messrs. Chapman and Guthrie were reflected in the base salaries of each such officer.

     In setting year-end bonuses for 1993, the Compensation Committee focused on the Company's performance during the year in a number of specific areas. In the cellular business, the Compensation Committee focused on such factors as cash flow, subscriber and revenue growth and subscriber churn, and then evaluated each officer's relative contribution to the Company's results. Similarly, in the broadcast business the Compensation Committee focused on such factors as revenue, cash flow and audience ratings of the Company's television stations in determining the relative contributions of the officers. In each case, except that of Mr. Chapman, whose bonus compensation reflected the Company's obligations under his employment agreement, the Compensation Committee did not measure the individual's performance against any previously set bonus target; rather it made its determination on the basis of the Compensation Committee's views of the Company's 1993 performance and the respective contributions of the officers to that performance.

     The Company traditionally makes annual grants of stock options to its executive officers. The factors described above were the basis for the year-end stock option grants. The Company believes that stock option grants provide a key incentive for executive officers not only to remain with the Company over time but to manage the Company for long-term growth, thereby aligning their interests with those of its stockholders. Although the Company does not have a target equity-ownership level for its officers, it encourages such ownership for its employees in general (for example, through the Company's Employee Stock Purchase
Plan), and therefore continues to view the year-end stock option grants as a very important component of its compensation package for executive officers.

     Compensation payments in excess of $1 million to the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Code. Certain performance-based compensation is not subject to the limitation on deductibility. The Company does not expect cash compensation in 1994 to its Chief Executive Officer or any other executive officer to be in excess of $1 million. The Board has amended the 1969 Plan to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

     Chief Executive Officer Compensation. Mr. Craig McCaw received less than $50,000 in cash compensation from the Company during 1993. Mr. McCaw's compensation was considerably less than would have been warranted by the Company's performance during 1993, and by Mr. McCaw's very significant contribution to that performance as the Company's Chief Executive Officer. However, in light of Mr. McCaw's substantial ownership interests in the Company (indirectly through his stockholdings in McCaw), Mr. McCaw requested that the Company not provide him with additional compensation during 1993, thereby providing further benefit to the Company and its stockholders.

                                          Compensation Committee and
                                          Special Compensation
                                          Committee

                                          William G. Herbster
                                          Wilma H. Jordan
                                          Richard W. Kislik

                                          Former Compensation Committee

                                          Harold S. Eastman
                                          Richard W. Kislik
                                          Wayne M. Perry
                                          John W. Stanton

STOCK PRICE PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of the Nasdaq Stock Market (US) Index and the Center for Research in Securities Prices ("CRSP") Index of Nasdaq Telecommunications Stocks for the five-year period beginning January 1, 1989.

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE
             COMMON STOCK, NASDAQ STOCK MARKET (US) INDEX AND CRSP
                    NDEX OF NASDAQ TELECOMMUNICATIONS STOCKS
                        (FISCAL YEAR ENDING DECEMBER 31)

                                                                 CRSP INDEX OF
                                                 NASDAQ STOCK       NASDAQ
      MEASUREMENT PERIOD          LIN BROAD-      MARKET (US)     TELECOMMUNI-
    (FISCAL YEAR COVERED)           CASTING          INDEX        CATIONS STOCKS
1988                                    100.00          100.00          100.00
1989                                    168.18          121.24          157.50
1990                                    148.03          102.96          106.17
1991                                    172.10          165.21          146.44
1992                                    184.14          192.10          179.85
1993                                    265.98          219.21          277.16

     Assumes $100 invested January 1, 1989 in the Common Stock, Nasdaq Stock Market (US) Index, and CRSP Index of Nasdaq Telecommunications Stocks, with all dividends reinvested. Assumes all shares are tendered immediately before the close of the Offer, with the proceeds for shares accepted in the Offer immediately reinvested. If shares had not been tendered in the Offer, the cumulative total return for the Company as of December 31, 1990, 1991, 1992 and 1993 would have been $86, $100, $107 and $155, respectively.

Note: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

                              CERTAIN TRANSACTIONS

     Six of the Company's existing 10 directors are also directors of McCaw, and four of the Company's executive officers are also executive officers of McCaw. McCaw owns approximately 52% of the outstanding shares of Common Stock.

     After McCaw acquired its interest in the Company in March 1990, McCaw made available the services of its employees, some of whom are elected to management positions with the Company, with the understanding that the Company would reimburse McCaw for these services. Under the PMVG discussed above, which the Company and McCaw entered into in connection with the Offer, the approval of a majority of the Independent Directors is required before the Company enters into any material transaction with McCaw or its affiliates. McCaw requested reimbursement from the Company for services rendered in 1993 in connection with various engineering, research and development, marketing and other general management activities. The Company similarly requested reimbursement from McCaw for services rendered in 1993 in connection with various operations, marketing and legal activities. The respective reimbursement amounts were based on labor costs (including fringe benefits and long-term incentive compensation) and actual amounts paid to third parties. After discussions, consultation with counsel and negotiations with McCaw, the Independent Directors approved a payment from the Company to McCaw of approximately $6.7 million (including reimbursements for payments to third parties) and a payment from McCaw to the Company for expenses of approximately $1.9 million (including reimbursements for payments to third parties).

     McCaw and the Company expect to annually negotiate payments for the reimbursement of expenses incurred on behalf of the Company by McCaw and on behalf of McCaw by the Company for management assistance and other intercompany services. The Company does not anticipate that the net amount of its payments to McCaw will be material to the Company's business operations or financial performance. The payments will continue to be negotiated on an arm's-length basis with the assistance of counsel, and will be subject to the approval of the Independent Directors.

     In addition to the transactions described above, the Company (including its subsidiaries and other entities it controls or manages) routinely enters into transactions with McCaw (including its subsidiaries and other entities it controls or manages, other than the Company) in the ordinary course of business. The Company pays McCaw for providing cellular service to the Company's subscribers under roaming agreements, and McCaw pays the Company for similar services provided by the Company to McCaw's subscribers. For roaming services provided during 1993, the Company paid McCaw approximately $27 million and McCaw paid the Company approximately $15 million. In addition, an affiliate of the Company provided switching, billing, and certain other services to an affiliate of McCaw. Under this agreement, the Company's affiliate collects the revenues generated by the subscribers of McCaw's affiliate and receives a contractually determined fee. Such revenues amounted to approximately $862,000 during 1993, and the payments to McCaw's affiliate amounted to approximately $648,000. The Company also reimburses McCaw for the cost of programs, such as the North American Cellular Network, national advertising campaigns and the National Account Services Program (a sales force and support group that coordinates the sale of cellular services to large companies), which McCaw manages for all of its markets, as well as certain of the Company's markets. The Company paid McCaw approximately $2 million for expenses in connection with such programs during 1993. The costs of such programs are shared by all markets benefited (including, in certain cases, markets owned by third parties), with the allocation based on actual per market costs incurred or such factors as relative market population or numbers of subscribers. The Company also maintains a regional office that oversees and provides certain centralized services for the Company's Dallas cellular operations as well as a cluster of McCaw cellular markets located in Texas and adjacent states. The costs of this office are allocated to all such markets, based on their relative shares of population. McCaw's share of such costs during 1993 was approximately $2.9 million. In 1993, the Company also entered into an agreement with a McCaw operation pursuant to which it sold cellular communications equipment to such operation for approximately $1 million. All such agreements and arrangements between the Company and McCaw are on terms that the Company believes are as favorable to it as would have been obtained with an unrelated third party.

     On June 19, 1992, the Company, McCaw and certain other parties received court approval of a Stipulation of Settlement setting forth terms by which shareholder litigation in the United States District Court for the Southern District of New York (Katz v. Pels) would be settled and shareholder litigation in the Delaware Court of Chancery for New Castle County (In re LIN Broadcasting Corp. Shareholders Litigation) would be dismissed. Such litigation arose out of the McCaw Agreement. Under the terms of the settlement, the Company received from McCaw a payment of $1.35 million in July 1992, received from McCaw a further payment of $2 million on June 30, 1993 and will receive from McCaw further payments of $2 million on each of June 30, 1994 and 1995. McCaw was also required to transfer to the Company approximately a 2% interest in the Galveston, Texas cellular market.

     John W. Stanton, a director of the Company, has entered into certain transactions with the Company. See "Executive Compensation -- Compensation Committee Interlocks."

                           AMENDMENT TO THE 1969 PLAN

     The Board of Directors has unanimously approved, subject to stockholder approval at the Annual Meeting, amendments to the 1969 Plan as described below. The 1969 Plan, as amended, is set forth in Appendix A to this Proxy Statement. The Board of Directors believes that the adoption of the amendments is in the best interests of the Company and its stockholders and has directed that the amendments be submitted to the stockholders for approval.

     The first amendment provides that no participant in the 1969 Plan will be granted in any fiscal year of the Company options to acquire in the aggregate more than 300,000 shares of Common Stock. This limitation adjusts proportionately in connection with any change in capitalization. The Board of Directors believes that this amendment is desirable in light of Section 162(m) of the Code, which was added to the Code pursuant to the Omnibus Budget Reconciliation Act of 1993. Under Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated employees of a publicly held corporation is limited to no more than $1 million per year for taxable years beginning on or after January 1, 1994. This limitation does not apply to compensation attributable to stock options if, among other things, the option plan includes limits on option grants to employees such as the limitations described above.

     The second amendment grants authority to the Compensation Committee to extend the post-termination exercise period for options held by terminated optionees. Currently, the 1969 Plan provides for (i) immediate termination of options held by optionees whose employment is terminated voluntarily without the written consent of the Company or for cause and (ii) continued exercisability of options for a period of three months after any other termination of employment, to the extent such options were exercisable on the date of termination. Additional post-termination exercisability periods apply to termination of employment due to death or disability. The proposed amendment is desirable to clarify that the Compensation Committee has the discretion to provide for post-termination exercise periods other than those specified in the 1969 Plan, either in the option agreement or by a resolution adopted by the Compensation Committee at any time.

     The third amendment clarifies the treatment of options if McCaw becomes a subsidiary or division of another company. The 1969 Plan currently provides that options granted under the 1969 Plan will not be affected if the employee becomes an employee of McCaw, a subsidiary of McCaw or any successor corporation. The proposed amendment provides that such options will also not be affected if the employee becomes an employee of a parent of McCaw or of a subsidiary of a parent of or successor to McCaw. In addition, the 1969 Plan currently provides that options outstanding under the 1969 Plan will be converted into options to purchase McCaw's Class A Common Stock if (i) a Change in Control (as defined in the 1969 Plan) results in the consolidation or merger of the Company with McCaw or a McCaw subsidiary and McCaw or a McCaw subsidiary is the surviving corporation or (ii) McCaw becomes the beneficial owner of 80% or more of the combined voting power of the Company's stock (other than pursuant to a Private Market Sale, as defined in the PMVG). The proposed amendment provides that such conversion will also occur if the Company merges or consolidates with a successor to McCaw under the PMVG or if a successor to McCaw under the PMVG acquires 80% of the combined voting power of the Company's stock. The proposed amendment further provides that if McCaw or any such successor is not a publicly traded corporation then options outstanding under the 1969 Plan will be converted into options to purchase the stock of the ultimate publicly traded parent of McCaw or such successor.

DESCRIPTION OF THE 1969 PLAN

     The 1969 Plan provides for the granting of nonqualified stock options. Although the 1969 Plan also originally provided for the granting of incentive stock options (as defined under Section 422 of the Code), incentive stock options are no longer issuable under the 1969 Plan. During 1993, options to purchase 105,000 shares of Common Stock were granted under the 1969 Plan to all executive officers of the Company as a group and options to purchase 368,300 shares of Common Stock were granted to all other employees of the Company as a group. Options granted during 1993 to the named executive officers are set forth under "Executive Compensation--Option Grants in Fiscal Year 1993." No options were granted under the 1969

Plan to directors who are not also executive officers of the Company. At February 28, 1994, options to purchase 1,590,023 shares of Common Stock were outstanding under the 1969 Plan. At that date, options to purchase 954,840 shares of Common Stock remained available for grant under the 1969 Plan. On February 28, 1994, the reported closing transaction price of a share of Common Stock on the Nasdaq National Market was $111.75. The principal features of the 1969 Plan are as follows:

          1. The 1969 Plan is administered by a committee of the Board of Directors. The Compensation Committee, which consists of three directors who are "disinterested persons" for purposes of Section 16 of the 1934 Act, currently administers the 1969 Plan.

          2. Options may be granted only to officers and other key employees of the Company and its subsidiaries and to officers and other key employees of any other organization (including, but not limited to, partnerships and joint ventures) of which the Company owns more than a 50% equity interest (an "affiliate"). Other than Messrs. Alberg, Craig O. McCaw and Perry, no present nominee for election as director is eligible to receive options under the 1969 Plan. As amended subject to stockholder approval, the maximum number of shares of Common Stock with respect to which an option or options may be granted in any fiscal year to any participant under the 1969 Plan may not exceed 300,000 shares. At February 28, 1994, the total group to whom options may be granted under the 1969 Plan consisted of approximately 280 key employees, including 10 officers.

          3. The exercise price of options granted may not be less than 100% of the fair market value of the Common Stock at the time of grant.

          4. Unless otherwise provided by the Compensation Committee in the option agreement, options are exercisable in installments as set forth in the 1969 Plan. The 1969 Plan permits the Compensation Committee to prescribe different exercise installments by resolution adopted at any time.

          5. The purchase price for Common Stock purchased pursuant to options must be paid in full at the time of exercise either (i) in cash or its equivalent, (ii) by delivery to the Company of shares of Common Stock owned by the person exercising the option for a period of at least six months, with a fair market value equal to such purchase price, (iii) partly in cash or its equivalent and partly by delivery of such shares of Common Stock, such that the sum of the amount of such cash and fair market value of such shares equals such purchase price, or (iv) by delivery of an exercise notice, together with irrevocable instructions to a broker to deliver to the Company sufficient loan or sale proceeds to pay the option exercise price and any tax obligations arising in connection with such exercise.

          6. The Compensation Committee determines the key employees to receive options and the number of shares to be covered by, and the exercise price of, such options.

          7. Each optionee is required to agree to remain in the service of the Company, a subsidiary or an affiliate for a period of at least one year from the date on which the option is granted or for a period expiring one year after the expiration of the longest period of service called for by any other contract theretofore entered into by the optionee with the Company, whichever is longer (or until the optionee's compulsory retirement date, if earlier).

          8. Options are not transferable other than by will or the laws of descent and distribution, and an option may only be exercised by the holder during his or her lifetime.

          9. If an optionee's employment is terminated either (i) for cause or
     (ii) voluntarily by the employee and without the written consent of the Company, his or her options, to the extent not theretofore exercised, will immediately terminate. On any other termination of employment (other than by reason of disability or death), the employee may exercise his or her options at any time within three months after such termination to the extent of the number of shares purchasable by the employee at the date of such termination. In the case of termination of employment due to disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her options at any time within one year after such termination to the extent of the number of shares purchasable at the date of such termination. In case of death during employment, the optionee's legatees or personal representatives generally may exercise the options within two years after the optionee's death, to the extent of the remaining shares covered by the options, whether or not such shares had become purchasable at the date of the optionee's death. If death occurs during the three-month or one-year post-termination period discussed above, the options are exercisable within two years after the date of death, but only to the extent of the number of shares purchasable on that date. As amended subject to stockholder approval, the 1969 Plan permits the Compensation Committee at any time to provide for post-termination exercise periods other than those set forth in the 1969 Plan. For purposes of the 1969 Plan, an employment relationship is deemed to exist between an optionee and the Company or one of its subsidiaries or affiliates so long as the optionee continues to be an employee of the Company or of a parent corporation as defined in the Code or of a subsidiary or affiliate or of McCaw, or a subsidiary of McCaw, or any successor company. As amended subject to stockholder approval, an employment relationship will also be deemed to exist between an optionee and the Company so long as the optionee continues to be an employee of a parent of McCaw or of any subsidiary of a parent of or successor to McCaw. In no event, however, may any option be exercised more than 10 years from the date of grant.

          10. The 1969 Plan may be terminated, modified or amended by the stockholders of the Company. The Board of Directors may also terminate the 1969 Plan, or make such modifications or amendments thereto as it deems advisable, including such modifications or amendments as it deems advisable to conform to any change in any law or regulation applicable thereto. The 1969 Plan requires stockholder approval only for the adoption of any amendment that would otherwise require stockholder approval under any applicable law or regulation, including, but not limited to, Rule 16b-3 under Section 16(b) of the 1934 Act. Termination, modification or amendment of the 1969 Plan may not, without the consent of the employee, adversely affect the employee's rights under an option theretofore granted to the employee.

          11. Pursuant to the 1969 Plan, in the event of a change in control of the Company (as defined in the 1969 Plan), officers of the Company who are subject to Section 16 of the 1934 Act may surrender vested options in exchange for a cash payment by the Company. The amount of the cash payment per share is determined by taking the difference between the exercise price of the shares covered by the options so surrendered and the greater of (i) the highest market price of the Common Stock during the 90-day period prior to the date of surrender and (ii) the highest price paid to any stockholder of the Company in the transactions or group of transactions resulting in the change of control. Such options may be surrendered during the 60-day period following the change in control.

          12. Notwithstanding the foregoing, if (a) the change in control results in the consolidation or merger of the Company with McCaw or a McCaw subsidiary and McCaw or a McCaw subsidiary is the surviving company or (b) McCaw or a McCaw subsidiary becomes the beneficial owner of 80% or more of the combined voting power of the Company's stock (other than pursuant to a Private Market Sale, as defined in the PMVG), each outstanding option will be converted into an option to purchase a number of shares of McCaw's Class A Common Stock determined by multiplying the number of unexercised outstanding options by a fraction, the numerator of which is the fair market value of a share of Common Stock and the denominator of which is the fair market value of a share of McCaw's Class A Common Stock on the date of the change in control. The option price for McCaw's Class A Common Stock will be equal to the exercise price of the option multiplied by a fraction, the numerator of which is the fair market value of a share of McCaw's Class A Common Stock and the denominator of which is the fair market value of a share of Common Stock on the date of the change in control. As amended subject to stockholder approval, this provision also applies to a merger or consolidation with or acquisition by a successor to McCaw under the PMVG, and clarifies that if McCaw or any such successor is not publicly traded, then the options will convert into options to purchase shares of McCaw's or any such successor's ultimate publicly traded parent.

          13. If a change in control results from a Private Market Sale, upon a vote by a majority of the Independent Directors, each outstanding option will be converted into an option to purchase the common stock of the ultimate parent of the acquiring entity if such stock is publicly traded. If the Independent Directors do not approve the conversion, the Company has the right to cancel each such option in exchange for a payment in cash equal to the excess of the purchase price of stock in the Private Market Sale over the exercise price of such option.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1969 PLAN

     The federal income tax consequences of an employee's participation in the 1969 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to options. An employee's particular situation may be such that some variation of the general rules is applicable.

     Options granted under the 1969 Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise of the option, however, the optionee will recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the option price. The income realized by the optionee will be subject to tax withholding by the Company.

     Upon a resale of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition. The optionee's basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

     In general, there will be no federal income tax consequences to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. Upon the exercise of a nonqualified stock option, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income, if any, recognized by the optionee as a result of the exercise, provided the Company has satisfied any applicable withholding obligations under the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR approval of the amendments to the 1969 Plan.

                  PROPOSED AMENDMENTS TO THE COMPANY'S BY-LAWS
                RELATING TO DIRECTOR AND OFFICER INDEMNIFICATION

BACKGROUND

     The Board of Directors has unanimously approved, subject to approval by the stockholders at the Annual Meeting, amendments to the indemnification provisions of the By-Laws to expand the indemnification available to the Company's directors and officers (and, at the option of the Company, employees and agents) to the fullest extent permitted under Delaware law and to provide additional procedural protection for directors and officers. The text of the indemnification provisions, as amended, is set forth in Appendix B to this Proxy Statement.

     The Board of Directors believes that the proposed amendments are desirable so that the Company can continue to attract and retain responsible individuals to serve as its directors and officers in light of the present difficult environment in which such persons must serve. In recent years, investigations, claims, actions, suits or proceedings (including stockholder derivative actions) ("Proceedings") seeking to impose liability on, or involving as witnesses, directors and officers of publicly held corporations have become the subject of much public discussion. Such Proceedings are typically extremely expensive whatever their eventual outcome. Even in Proceedings in which a director or officer is not named as a defendant, such individual may incur substantial expenses or attorneys' fees if he or she is called as a witness or becomes involved in the Proceeding in any other way. As a result, an individual may conclude that potential exposure to the costs and risks of Proceedings in which he or she may become involved exceeds any benefit to him or her from serving as a director or officer of a publicly held corporation.

AMENDMENTS TO BY-LAWS

     The first amendment expands the indemnification in the By-Laws by providing that directors and officers will be indemnified to the fullest extent permitted by the Delaware General Corporation Law as the same currently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto) or by other applicable law as then in effect. The By-Laws currently provide that directors and officers will be indemnified to the fullest extent permitted by applicable law as then in effect.

     The second amendment provides that the Company will hold harmless its directors and officers as well as indemnify them.

     The third amendment clarifies that directors and officers may be indemnified in Proceedings arising by virtue of the fact that an individual was serving as a director, officer, employee or agent even if the basis of the Proceeding is not an action in the individual's official capacity as a director, officer, employee or agent.

     The fourth amendment clarifies that a director or officer may be indemnified for liabilities, losses and ERISA excise taxes or penalties and that the Company may purchase insurance to cover liabilities and losses.

     The fifth amendment clarifies that indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent.

     The sixth amendment provides that directors and officers will not be indemnified with respect to proceedings commenced by any such director or officer unless any such proceeding has been authorized by the Board of Directors. The By-Laws currently provide that directors and officers will not be indemnified with respect to proceedings commenced by any such director or officer prior to a change in control (as defined in the By-Laws). The By-Laws continue to provide that directors and officers will be indemnified with respect to proceedings seeking to enforce their rights to indemnification.

     The seventh amendment clarifies that the Company may purchase and maintain directors' and officers' liability insurance to protect directors, officers, employees and agents of the Company or another corporation, partnership, joint venture, trust or other enterprise.

     The eighth amendment clarifies that the ultimate determination of whether indemnitees must repay amounts advanced under the indemnification provisions must be by final judicial decision from which there is no right to appeal. The By-Laws currently provide that indemnitees must repay amounts advanced under the indemnification provisions if it is ultimately determined that the indemnitee is not entitled to indemnification.

     The ninth amendment establishes a presumption that an indemnitee is entitled to indemnification upon submission of a written claim for indemnification, and provides that the Company shall bear the burden of proof to overcome such presumption. The By-Laws currently provide for such a presumption and burden of proof only following a change in control (as defined in the By-Laws). Prior to such change in control, the indemnitee's right to indemnification currently must be determined by disinterested directors, independent counsel (both as defined in the By-Laws) or the Company's stockholders.

     The tenth amendment provides that in proceedings brought by an indemnitee to enforce indemnification rights in which the indemnitee is only partially successful, the Company will pay such indemnitee's expenses in full. The By-Laws currently provide that in any such proceeding, the Company will only pay a prorated amount of the indemnitee's expenses.

     The eleventh amendment limits the effect of amendment or repeal of, or the adoption of provisions inconsistent with, the indemnification provisions of the By-Laws and provides that the directors' and officers' indemnification rights will not be adversely affected with respect to any Proceeding arising out of any act or omission occurring prior to such amendment, repeal or adoption. The By-Laws currently provide that neither the amendment or repeal of, nor the adoption of a provision inconsistent with, the indemnification provisions of the By-Laws will adversely affect directors' and officers' indemnification rights with respect to proceedings commenced or threatened prior to such amendment or adoption or, if such amendment, repeal or adoption occurs after a change in control (as defined in the By-Laws), with respect to proceedings arising out of actions or omissions occurring prior to such amendment or adoption.

     The final amendment clarifies that any person serving as a director, officer or employee of an entity controlled by the Company will be deemed to be serving at the request of the Company.

     Although the proposed amendments to the By-Laws do not require stockholder approval, the Board of Directors believes that it is appropriate to submit them to a stockholder vote because of the personal interest members of the Board of Directors may have in the adoption of such amendments. It is unclear whether a stockholder who votes in favor of the proposed amendments would be estopped from later asserting that the By-Law or an indemnification agreement between the Company and a person who may be indemnified pursuant to such By-Law is invalid. If the proposed amendments to the By-Laws are not approved by the stockholders, the Board of Directors reserves the right to adopt similar amendments to the By-Laws without stockholder approval. The Board of Directors has not, however, made any decision whether to adopt similar amendments without stockholder approval.

     The Company has not received notice of any Proceeding against an executive officer or director of the Company to which the protections and benefits under the new By-Law provisions might apply. In addition, these provisions are not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or potential director.

     The By-Laws as amended would cover acts and omissions that occurred before its adoption, even though suit is not filed until later. The By-Laws as amended may be amended, altered or repealed at any time in the future by the vote of the Board of Directors without stockholder approval.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE BY-LAWS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                              INDEPENDENT AUDITORS

     The firm of Ernst & Young, 999 Third Avenue, Seattle, Washington 98104, which has been the independent auditor of the Company since 1969, has been selected to continue as the Company's auditor for the current year. Representatives of Ernst & Young will be present at the Annual Meeting to respond to questions and to make a statement if they so desire.

                           PROPOSALS OF STOCKHOLDERS

     Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the 1995 Annual Meeting of Stockholders must be received by the Company at 5295 Carillon Point, Kirkland, Washington 98033, Attention of Secretary, no later than December 1, 1994.

                     AVAILABILITY OF ADDITIONAL INFORMATION

     The Annual Report of the Company to the SEC on Form 10-K, which includes financial statements of the Company and its consolidated subsidiaries, is available (without exhibits) to stockholders without charge upon written request to the Secretary of the Company at 5295 Carillon Point, Kirkland, Washington 98033. There is a nominal charge for reproduction of the exhibits to the Form 10-K.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Proxies may be solicited by the Company's officers and regular employees. Such solicitations may be made personally or by mail, telephone or telegram. In addition, Corporate Investor Communications, Inc. will assist in the solicitation of proxies by the Company for a fee not expected to exceed $2,000. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                                          By Order of the Board of Directors

                                          Roberta R. Katz
                                          Secretary

March 31, 1994

                                                                      APPENDIX A

                          LIN BROADCASTING CORPORATION

                              AMENDED AND RESTATED
                             1969 STOCK OPTION PLAN

 1.  PURPOSE OF THE PLAN

     The general purpose of this 1969 Stock Option Plan (hereinafter called the Plan) is to aid in maintaining and developing a management and staff capable of assuring the future success of LIN Broadcasting Corporation (hereinafter called the Company) by providing to employees of the Company and its subsidiaries additional incentives to enlarge their proprietary interest in the Company, to continue and increase their efforts on the Company's behalf, and to remain in the employ of the Company or its subsidiaries. Options granted under the Plan may be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter called the Internal Revenue Code), or "nonqualified stock options".

 2.  STOCK RESERVED FOR OPTIONS

     An aggregate of 3,778,941 shares of Common Stock, $.01 par value, of the Company (hereinafter called the Common Stock) will be reserved for issuance or transfer upon the exercise of options granted under the Plan. Such shares may be in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have been terminated) again be available for other options to be granted under the Plan.

 3.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a Committee (hereinafter called the Committee) consisting solely of two or more persons appointed from time to time by the Board of Directors; provided, however, that with respect to officers and directors of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such Committee shall consist solely of three or more persons appointed from time to time by the Board of Directors out of those members of the Board of Directors of the Company who have not at any time within one year prior to service as a Committee member or during such service been eligible to be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates except pursuant to certain formula, broad-based or fee election plans specified in Rule 16b-3(c) under the Exchange Act.

     The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the purchase price of the Common Stock covered by each option, whether each option shall be an incentive stock option or a nonqualified stock option, the employees to whom, and the time or times at which, options shall be granted, and the number of shares to be subject to each option; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to provide that options under the Plan will be incentive stock options under the Internal Revenue Code or nonqualified stock options, or to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

 4.  ELIGIBILITY: FACTORS TO BE CONSIDERED IN GRANTING OPTIONS

     Options may be granted only to key employees (which term as used herein includes officers) of the Company, its subsidiary corporations as defined in
Section 425 of the Internal Revenue Code and any other organization (including, but not limited to, partnerships and joint ventures) of which the Company owns more than a 50% equity interest (herein called subsidiaries). A director of the Company or of a subsidiary who is not also an employee of the Company or one of its subsidiaries will not be eligible to receive an option. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any eligible employee in any one fiscal year of the Company shall not exceed 300,000 shares (the "Maximum Annual Employee Grant"). In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, the present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. An employee who has been granted an option under the Plan may be granted an additional option or options under the Plan if the Committee shall so determine. The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year after 1980 and before 1987 (under all plans of the Company or any subsidiary) shall not exceed $100,000 plus any unused limit carryover to such year. If $100,000 exceeds the aggregate fair market value (determined at the time the option is granted) of the stock for which an employee was granted incentive stock options in any calendar year (under all plans of the Company or any subsidiary) one-half of such excess shall be unused limit carryover to each of the three succeeding calendar years, under the rules of former Section 422A(c)(4) of the Internal Revenue Code of 1954. Notwithstanding the foregoing, to the extent that the aggregate fair market value (determined as of the time the option is granted) of the stock for which incentive stock options granted after December 31, 1986 are exercisable for the first time by the holder of the option during any calendar year (under all plans of the Company, a parent or subsidiary or predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. No incentive stock option shall be granted to any person who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, unless at the time the option is granted the option price is at least 110% of the fair market value of the stock subject to the option and the option by its terms is not exercisable for more than 5 years from the date it is granted.

 5.  OPTION PRICES

     The purchase price of the Common Stock under each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock at the time of granting the option. Such fair market value shall be determined by the Committee. The purchase price shall be paid in full at the time of exercise as provided in the option agreement (i) in cash or the equivalent in the amount of such purchase price, (ii) by surrender or delivery to the Company of whole shares of Common Stock owned by the persons exercising the option for a period of at least six months with a fair market value (as determined by the Committee) at the close of business on the date the option is exercised equal to such purchase price, (iii) partly in cash or the equivalent and partly by delivery to the Company of whole shares of Common Stock owned by the person exercising the option, such that the sum of the amount of such cash and the fair market value of such shares (as determined by the Committee) at the close of business on the date the option is exercised equals such purchase price or (iv) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise. Any provision specifying form of payment in any option agreement related to a nonqualified option outstanding prior to February 11, 1981, shall be waived to the extent necessary to permit the holder of the option covered thereby to pay the purchase price specified therein as provided in clauses (ii),
(iii) and (iv) of the preceding sentence. The purchase price specified under each option, as from time to time amended, will remain constant during the term of such option (subject to adjustment pursuant to paragraph 11 hereof). The cash proceeds are to be added to the general funds of the Company and used for its general corporate purposes.

 6.  EXERCISE OF OPTIONS

     Unless otherwise provided in the option agreement or by resolution of the Committee adopted at any time, an option granted under the Plan shall become exercisable in installments as follows: To the extent of 30% of the number of shares originally covered thereby, at any time after the grant of the option; to the extent of an additional 20% of such number of shares, at any time after the commencement of each of the second, third and fourth years of the term of the option; and to the extent of an additional 10% of such number of shares subject to the option, at any time after the commencement of the fifth year of the term of the option; and such installments shall be cumulative. The Committee shall have authority in its discretion to prescribe in any option agreement or by resolution adopted at any time that the option may be exercised in different installments during the term of the option, including installments that will make all shares subject to the option become purchasable prior to the employee's compulsory retirement date as prescribed from time to time by the Company. Anything to the contrary notwithstanding, shares of Common Stock obtained upon exercise of the option may not be sold by persons subject to Section 16 of the Exchange Act until six months after the date the option was granted. An option may be exercised, at any time or from time to time during the term of the option, as to any or all full shares which have become purchasable under the provisions of the option, but not at any time as to less than 25 shares unless the remaining shares which have become so purchasable are less than 25 shares. The term of each option shall not be more than 10 years from the date of granting thereof, or such shorter period as is prescribed in paragraph 9 or 10 hereof. Except as provided in said paragraphs 9 and 10, no option may be exercised at any time unless the holder thereof is then an employee of the Company or one of its subsidiaries. Anything herein to the contrary notwithstanding, an incentive stock option granted prior to 1987 shall not be exercisable while there is outstanding any incentive stock option which was granted before the granting of such option to such individual to purchase stock of the Company or a subsidiary (determined at the time of granting of such option) or a predecessor of any such corporations. An option shall be treated as outstanding for this purpose until it is exercised in full or expires by reason of lapse of time. The holder of an option shall not have any of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to him upon the due exercise of his option.

     If the holder of an option at the occurrence of a Change in Control (as defined below) is (or has been at any time within the six months prior to the Change in Control) an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if the option has been held by the officer for at least six months, the officer shall, during the 60-day period following such occurrence, be entitled to surrender the option to the extent it is exercisable on the date of surrender to the Company for cancellation as to all shares covered by the portion so surrendered and to accept in exchange therefor a cash payment equal to the product of (x) the difference between the purchase price of such shares under the portion of the option so surrendered and the fair market value of such shares, which will be the greater of (i) the highest selling price of the Common Stock on the National System of NASDAQ (or any other principal market on which the Common Stock is then traded) during the 90-day period prior to the date of surrender of such option, and (ii) the highest price paid to any holder of Common Stock in the transaction or group of transactions resulting in such Change in Control, times
(y) the number of such shares. The Company shall make payment to the optionholder within five (5) business days after the date on which the optionholder delivers notice to the Company of his election to utilize the cash payment procedure provided herein. For purposes of this Section, "Change in Control" shall mean any of the following events: (i) approval by the holders of the Common Stock of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the assets of the Company other than a transfer of the Company's assets to a majority-owned subsidiary of the Company,
(iii) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company, (iv) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or a majority-owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a majority-owned subsidiary of the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 80% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, or (v) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election (or the nomination for election by the Company's stockholders) of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; provided, however, that no such event or occurrence shall constitute a "Change in Control" if, prior to or concurrently with such event or occurrence, a resolution is adopted by the affirmative vote of 80% or more of the Disinterested Directors then in office declaring that such event or occurrence shall not constitute a Change in Control for purposes of the Plan. For purposes hereof, the term "Disinterested Directors" shall mean any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its subsidiaries or a participant in the Plan and who, if elected by stockholders, was elected at a regularly scheduled meeting of stockholders prior to the Change in Control and/or, if not elected by stockholders, was recommended for election by a majority of the Disinterested Directors then on the Board of Directors of the Company.

 7. EMPLOYEE'S AGREEMENT TO SERVE

     Each employee receiving an option shall, as one of the terms of the option agreement or of an employment agreement in connection with which such option is granted, agree that he will remain in the service of the Company or one of its subsidiaries for a period of at least one year from the date the option is granted to him or for a period expiring one year after the expiration of the longest period of service called for by any other contract theretofore entered into by him with the Company, whichever is longer (or until his earlier compulsory retirement date as prescribed from time to time by the Company) and that he will, during such employment, devote his entire time, energy, and skill to the service of the Company or such subsidiary and the promotion of its interests, subject to vacations, sick leave, and other absences in accordance with the policies of the Company and its subsidiaries. Such employment shall (subject to the terms of any contract between the Company or any such subsidiary and such employee) be at the pleasure of the Company or of such subsidiary, and at such compensation as the Company or such subsidiary shall reasonably determine from time to time.

 8. NONTRANSFERABILITY OF OPTIONS

     No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder thereof, only by him.

 9. TERMINATION OF EMPLOYMENT

     Unless otherwise provided in an option holder's option agreement or by resolution of the Committee adopted at any time, (A) in the event of termination of the employment of the holder of an option, other than (a) a termination that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, or (b) a termination by reason of death, the employee may exercise his option at any time within three months after such termination of employment (or within one year if the termination is by reason of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code), but not after ten years from the date of granting thereof, to the extent of the number of shares covered by his option which were purchasable by him at the date of the termination of his employment and (B) in the event of the termination of the employment of the holder of an option that is either (x) for cause or (y) voluntary on the part of the employee without the written consent of the Company, any option held by him under the Plan, to the extent not theretofore exercised, shall forthwith terminate. For purposes of this Plan, an employment relationship shall be deemed to exist between an optionee and the Company or one of its subsidiaries so long as the optionee continues to be an employee of the Company or of a parent corporation as defined in the Internal Revenue Code or a subsidiary or of McCaw Cellular Communications, Inc., a Delaware corporation, or any subsidiary ("McCaw"), or any successor or parent corporation or any subsidiary of any such successor or parent corporation. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant thereto shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect in any way the right of the Company or any of its subsidiaries to terminate his employment at any time.

10. DEATH OF AN EMPLOYEE

     If an employee to whom an option has been granted under the Plan shall die while he is employed by the Company or a parent corporation as defined in the Internal Revenue Code or a subsidiary or by McCaw or any successor corporation or within three months after the termination of his employment, such option (unless it shall have previously terminated pursuant to the provisions of paragraph 9 hereof or unless otherwise provided in his option agreement) may be exercised by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of two years after his death, but not after ten years from the date of granting thereof, (i) if death occurs while he is employed by the Company or a parent corporation as defined in the Internal Revenue Code or a subsidiary or by McCaw or any successor corporation, to the extent of the remaining shares covered by his option, whether or not such shares had become purchasable by such employee at the date of his death, but subject to the ordering rule in paragraph 6, or
(ii) if death occurs during such three-month period, to the extent of the number of shares purchasable by such employee pursuant to the provisions of paragraph 9 hereof at the date of his death.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Notwithstanding any other provision of the Plan, each option agreement may contain such provision as the Committee shall determine to be appropriate for the adjustment of the number, class and purchase price of shares subject to and purchasable upon any exercise of such option in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, and the like or in the event of a Change in Control of the Company, and in the event of any such change in the outstanding Common Stock of the Company or Change in Control of the Company, the aggregate number and class of shares of the Company or of the parent of the Company available under the Plan, the Maximum Annual Employee Grant and the purchase price of such shares shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

12. MCCAW TRANSACTIONS

     Notwithstanding anything contained in this Plan to the contrary, if (i) a Change in Control, as defined in paragraph 6 hereof, results in the consolidation or merger of the Company with McCaw or a successor to McCaw's rights and obligations under the Private Market Value Guarantee dated December 11, 1989 (a "PMVG Successor") and McCaw or a PMVG Successor is the continuing or surviving corporation as described in paragraph 6 hereof or (ii) McCaw or a PMVG Successor becomes the beneficial owner of securities of the Company representing 80% or more of the combined voting power of the Company's then outstanding securities as described in paragraph 6 hereof (other than by reason of the sale of the Company in accordance with Section 2(f) of the Private Market Value Guarantee dated December 11, 1989 (the "Private Market Sale")), in lieu of any other benefit payable under this Plan, each option outstanding under this Plan shall be converted into an option to purchase a number of shares of Class A Common Stock of McCaw or common stock of any such PMVG Successor (or, in the event that McCaw or any such PMVG Successor is not publicly traded, the common stock of the ultimate publicly traded parent thereof) ("McCaw Stock") determined by multiplying the number of shares subject to that portion of the option which remains outstanding but unexercised by a fraction, the numerator of which is the fair market value on the date of the Change in Control of a share of the Common Stock and the denominator of which is the fair market value of a share of McCaw Stock on the date of the Change in Control. The option price per share of McCaw Stock shall be equal to the product of the per share exercise price of the option multiplied by a fraction, the numerator of which is the fair market value of a share of McCaw Stock and the denominator of which is the fair market value of a share of the Common Stock on the date of the Change in Control. For purposes of this paragraph 12, the fair market value of Common Stock and McCaw Stock shall be equal to the closing price thereof on the relevant date or, if no such shares have been traded on the relevant date, the average of the last reported bid and asked price thereof on the relevant date. Similarly, if a Change in Control results from a Private Market Sale, upon a vote by a majority of the Independent Directors (as defined in the Private Market Value Guarantee) each option outstanding under this Plan shall be changed into an option to purchase the common stock of the ultimate parent of the acquiring entity, the common stock of which is publicly traded on the same basis as set forth above in this paragraph; provided that if no such conversion is approved by the Independent Directors, the Company shall have the right (but not the duty) to cancel each such option in exchange for a payment in cash equal to the excess of the purchase price in the Private Market Sale over the exercise price of such option. For purposes of this paragraph 12, a Change in Control shall be deemed to have occurred regardless of whether the Disinterested Directors adopt a resolution declaring that such event or occurrence shall not constitute a Change in Control.

13. ADOPTION OF PLAN

     The Plan shall be adopted as of the date of its approval by the Board of Directors.

14. TERMINATION AND AMENDMENT

     Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no option shall be granted thereunder after, February 28, 1999. The Plan may be terminated, modified, or amended by the stockholders of the Company. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including such modifications or amendments as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held meeting of stockholders, adopt any amendment which would require stockholder approval under any applicable law or regulation including but not limited to Rule 16-3 under Section 16(b) of the Exchange Act. No termination, modification or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option. Any amendment made to the Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the holder of the option agrees otherwise.

                                                                      APPENDIX B

                          LIN BROADCASTING CORPORATION

                   ARTICLE XII OF AMENDED AND RESTATED BYLAWS

SECTION 1. Indemnification

     The Corporation shall to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) or by applicable law as then in effect indemnify and hold harmless any person (the "Indemnitee") who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) whether the basis of such Proceeding is alleged action in an official capacity as such a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, against all expenses (including attorneys' fees and ERISA excise taxes or penalties), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent; provided, however, except as provided in Section 4(d), the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding (or part thereof) that was commenced by such director or officer unless the Proceeding (or part thereof) was authorized or ratified by the Board. Such indemnification shall be a contract right and shall include the right to receive payment in advance for any expenses incurred by the Indemnitee in accordance with Section 4 of this Article.

SECTION 2. Insurance, Contracts and Funding

     The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan, against any expenses, liabilities, losses, judgments, fines and amounts paid in settlement whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities, losses, judgments, fines or amounts paid in settlement under the Delaware General Corporation Law. The Corporation may enter into contracts with any person entitled to indemnification under this Article in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 3. Indemnification; Not Exclusive Right

     The indemnification provided for in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

SECTION 4.Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies

     In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

          (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

          (b) Procedure for Determination of Entitlement to Indemnification. To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

          (c) Presumptions. The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b) of this Article, and the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination that indemnification of the Indemnitee is proper in the circumstances prior to the commencement of a judicial proceeding under the provisions of
     Section 4(d) of this Article nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the judicial proceeding or create a presumption that the Indemnitee is not so entitled. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

          (d) Remedies of Indemnitee.

             (i) If a claim under this Article is not paid in full by the Corporation within 60 days after a written request has been submitted to the Corporation in accordance with the provisions of Section 4(b) of this Article or, in the case of a claim for an advancement of expenses, 20 days after the receipt by the Corporation of a statement requesting such advance in accordance with the provisions of Section 4(a) of this Article, then the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

             (ii) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Article.

             (iii) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication in whole or in part.

SECTION 5. Effect of Amendments

     Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article (including, without limitation, this Section 5) shall adversely affect the rights of any director or officer under this Article with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such director or officer.

SECTION 6. Severability

     If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 7. Indemnification of Employees and Agents

     Notwithstanding any other provision or provisions of this Article, the Corporation may indemnify any person (other than a director or officer of the Corporation) who is or who was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees and ERISA excise taxes or penalties), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

SECTION 8. Persons Serving Other Entities

     Any person who is or was a director, officer or employee of the Corporation who is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses as provided under this Article.

PRELIMINARY COPY

                          LIN BROADCASTING CORPORATION

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 1994

    The undersigned hereby appoints Donald Guthrie and Roberta R. Katz, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of LIN Broadcasting Corporation held of record by the undersigned on March 21, 1994, at the Annual Meeting of Stockholders to be held on May 17, 1994, or any adjournment thereof.

    The Board of Directors recommends a vote "FOR all nominees" in Item 1 and "FOR" Items 2 and 3.

    1. ELECTION OF DIRECTORS. Election of the following nine nominees to serve as directors for the ensuing year:

      Tom A. Alberg, James L. Barksdale, Harold S. Eastman, William G. Herbster,
                  Wilma H. Jordan, Richard W. Kislik, Craig O. McCaw,
                          Wayne M. Perry and John W. Stanton

/ / FOR all nominees      / / WITHHOLD AUTHORITY to      / / WITHHOLD vote for the following
                              vote for all nominees          nominee(s) only (write the name(s)
                                                             in the space below):

- --------------------------------------------------------------------------------

    2.  APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 1969 STOCK OPTION
        PLAN.

                 / /  FOR          / /  AGAINST          / /  ABSTAIN

    3. APPROVAL OF AMENDMENTS TO BY-LAWS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 / /  FOR          / /  AGAINST          / /  ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed and delivered, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

                                                       Please sign below exactly
                                                       as your name appears on
                                                       your stock certificate.
                                                       When shares are held
                                                       jointly, each person
                                                       should sign. When signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. An
                                                       authorized person should
                                                       sign on behalf of
                                                       corporations,
                                                       partnerships and
                                                       associations and give his
                                                       or her title.
                                                       Dated:             , 1994

                                                       -------------------------

                                                               Signature

                                                       -------------------------
                                                       Signature if held jointly

            YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.